UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 23, 2018 (April 23, 2018)
HEALTHCARE TRUST OF AMERICA, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35568	20-4738467
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16435 N. Scottsdale Road, Suite 320
Scottsdale, Arizona		85254
(Address of principal executive offices)		(Zip Code)
(480) 998-3478
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter): ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On April 23, 2018, the Board of Directors of Healthcare Trust of America, Inc., a Maryland corporation (the “Company”), amended and restated the Company’s bylaws, effective immediately. The following is a summary of the changes effected by adoption of the Third Amended and Restated Bylaws, which is qualified in its entirety by reference to the full text of the Third Amended and Restated Bylaws, a copy of which is being filed with this Current Report on Form 8-K as Exhibit 3.1 hereto and incorporated herein by reference. The Third Amended and Restated Bylaws are referred to herein as the amended Bylaws.
ARTICLE II. MEETINGS OF STOCKHOLDERS.
Proxy Access. The amended Bylaws implement proxy access by amending and restating Article II, Sections 11(a)(1) and 11(c)(1) of the Company’s Bylaws and adding a new Article II, Section 13 to the Company’s Bylaws. The amended Bylaws will permit qualifying stockholders, or a qualifying group of no more than 20 stockholders, that have continuously owned at least three percent of the Company’s outstanding shares of Class A common stock, $0.01 par value per share, throughout at least a three-year period to nominate and to require the Company to include in its proxy materials director nominees constituting up to the greater of two director nominees or 20% of the number of directors up for election, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws and subject to the terms and conditions therein. Proxy access candidates may be nominated pursuant to the Bylaws beginning with the 2019 annual meeting of stockholders.
ARTICLE XIV. AMENDMENT OF BYLAWS.
Amendment of Bylaws. The amended Bylaws permit the stockholders of the Company to amend the Company’s Bylaws by the affirmative vote of a majority of all votes entitled to be cast on the matter, pursuant to a binding proposal submitted by any stockholder or group of up to five stockholders holding at least one percent of the outstanding shares of the Company’s Class A common stock continuously for at least one year (the “Ownership Threshold”). A stockholder proposal submitted under Article XIV of the amended Bylaws (a) may not alter or repeal (i) Article XII of the Bylaws, which provides for indemnification of directors and officers of the Company, or (ii) Article XIV of the Bylaws, which addresses procedures for amendment of the Bylaws, in either case, without the approval of the Board of Directors, and (b) must be permitted by applicable law. The Company believes the Ownership Threshold enables stockholders who hold a meaningful stake in the Company for more than a brief period of time to propose binding amendments to the Bylaws.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

3.1	Third Amended and Restated Bylaws of Healthcare Trust of America, Inc., dated April 23, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Healthcare Trust of America, Inc.
Date: April 23, 2018	By:	/s/ Scott D. Peters
Name: Scott D. Peters
Title: Chief Executive Officer, President and Chairman